UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS	01886
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 614-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 2.02 of this Current Report on Form 8-K and the exhibits attached relating thereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.02. Results of Operations and Financial Condition.

On July 29, 2013, Sonus Networks, Inc. (the “Company”) issued a press release reporting its financial results for the quarter ended June 28, 2013 and posted supplementary financial and operational data on its website, www.sonus.net, in connection with the announcement of such financial results.  Copies of the press release and the supplementary financial and operational data are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2013, the Company announced that Maurice L. Castonguay, Senior Vice President and Chief Financial Officer, plans to leave the Company.  To facilitate an orderly transition of his duties and responsibilities, Mr. Castonguay and the Company entered into a letter agreement (the “Retention Letter”) on July 26, 2013 pursuant to which Mr. Castonguay agreed to remain with the Company through March 31, 2014 (the “Castonguay Separation Date”).  The Retention Letter amends certain of the terms of Mr. Castonguay’s employment agreement, dated August 24, 2011, which was previously amended on October 25, 2011, February 15, 2013, and March 28, 2013 (collectively, the “Castonguay Employment Agreement”).

Under the Retention Letter, Mr. Castonguay agreed to continue to perform the duties and responsibilities of his current roles as Senior Vice President, Chief Financial Officer, Treasurer and Principal Accounting Officer of the Company until the earlier of (i) the time that his successor is hired, at which time Mr. Castonguay agreed to relinquish his current positions and provide transition services at the Company’s request in the role of Senior Consultant — Finance through the Castonguay Separation Date and (ii) the Castonguay Separation Date.

Pursuant to the Retention Letter, the terms of Mr. Castonguay’s employment through the Castonguay Separation Date remain substantially unchanged from those previously in effect except that:

•                  With respect to termination prior to the Castonguay Separation Date, (i) Mr. Castonguay will no longer have the right to terminate his employment with the Company for “Good Reason” (as defined in the Castonguay Employment Agreement), (ii) the Company has agreed not to terminate Mr. Castonguay’s employment without “Cause” (as defined in the Castonguay Employment Agreement) and (iii) the Company’s right to terminate Mr. Castonguay for “Cause” arising out of repeated failure of Mr. Castonguay to perform his job duties may be based only on Mr. Castonguay’s actions or inaction occurring after July 26, 2013.

•                  Upon his termination on the Castonguay Separation Date, the Company will continue to pay its share of Mr. Castonguay’s medical, dental and vision insurance premiums for Mr. Castonguay and his dependents between the Castonguay Separation Date and the earlier of the date Mr. Castonguay accepts other employment that provides him with commensurate insurance coverage, or March 31, 2015, but will not provide any other benefits that would be due under the Castonguay Employment Agreement upon a termination without “Cause” or for “Good Reason.”

•                  Mr. Castonguay’s right to receive acceleration of his unvested equity upon an Acquisition (as that term is defined in the Castonguay Employment Agreement) will cease when he ceases to be the Chief Financial Officer of the Company.

The foregoing summary of the Retention Letter is qualified in its entirety by reference to the full text of the Retention Letter, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

On July 29, 2013, the Company also announced that on July 23, 2013, Matthew Dillon indicated to the Company his intention to step down as Senior Vice President, Global Services and Systems Management, effective August 15, 2013.

On July 26, 2013, the Company and Mr. Dillon executed a letter amendment (the “Dillon Letter Agreement”) to Mr. Dillon’s employment agreement, accepted on October 7, 2008 and as amended on February 15, 2013 and March 28, 2013 (collectively, the “Dillon Employment Agreement”).  In connection with the transition of Mr. Dillon’s duties, the Company agreed that Mr. Dillon would receive the severance provided for in his severance agreement for termination without cause or resignation for good reason and further that, although Mr. Dillon will not be an employee of the Company when the 2013 bonuses, if any, are paid out, Mr. Dillon will receive the difference, if any, between his bonus at target and the amount he would have been eligible to receive pursuant to the March 28, 2013 amendment to the Agreement.  Such bonus, if any, will be paid to Mr. Dillon in cash, notwithstanding the March 28, 2013 amendment to the terms of the Dillon Employment Agreement.

The foregoing summary of the Dillon Letter Agreement is qualified in its entirety by reference to the Dillon Letter Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Retention Letter between Sonus Networks, Inc. and Maurice L. Castonguay, accepted July 26, 2013.

10.2                        Letter Amendment between Sonus Networks, Inc. and Matthew Dillon, accepted July 26, 2013.

The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.1                        Press release of Sonus Networks, Inc., dated July 29, 2013.

99.2                        Supplementary Financial and Operational Data issued by Sonus Networks, Inc. on July 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2013	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

10.1	Retention Letter between Sonus Networks, Inc. and Maurice L. Castonguay, accepted July 26, 2013.

10.2	Letter Amendment between Sonus Networks, Inc. and Matthew Dillon, accepted July 26, 2013.

99.1	Press release of Sonus Networks, Inc., dated July 29, 2013.

99.2	Supplementary Financial and Operational Data issued by Sonus Networks, Inc. on July 29, 2013.